Exhibit 10.4

                                 LOAN AGREEMENT

This loan agreement is made and will be effective on 1st of January 2015

BETWEEN:

NIMTECH CORP., str.100, Emirhan, 10/2, bld. A
Sanliurfa, Turkey
(As "CORPORATION")

                                OF THE FIRST PART

AND:

BADRIA ALHUSSIN str.100, Emirhan, 10/2, bld. A
Sanliurfa, Turkey
(As "PRESIDENT")

                           OF THE SECOND PART WHEREAS:

     *    Corporation requires funding in connection with business operations;

     * "PRESIDENT" has agreed to loan $30,000 (the "Loan") to Corporation, on certain terms and conditions contained herein;

Although this agreement may be signed below by more than one person, each of the undersigned understands that they are each as individuals responsible and jointly and severally liable for paying back the full amount.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum FIFTEEN DOLLARS ($15.00), and other goods and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     a. "PRESIDENT" hereby agrees to loan $30,000 (the "Loan") to Corporation concurrent with the execution of the Agreement;

     b. Loan funds advanced shell be non-interest bearing, secured and payable upon demand;

     c. Any additional funds that "PRESIDENT" loans to Corporation subsequent to this Agreement shell be subject to the same terms as this Agreement, unless otherwise agreed in writing.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.


As "PRESIDENT" BADRIA ALHUSSIN          AND        As "CORPORATION" NIMTECH CORP